PowerSchool Announces Fourth Quarter and Full Year 2022 Financial Results

•Full year 2022 total revenue increases 13% year-over-year to $630.7 million
•Q4 2022 total revenue increases 10% year-over-year to $161.1 million
•Q4 2022 net loss improves 80% to $3.2 million and Adjusted EBITDA* increases 59% year-over-year to $52.8 million, exceeding outlook and representing 33% of revenue

FOLSOM, CA – February 22, 2023: PowerSchool Holdings, Inc. (NYSE: PWSC) ("PowerSchool" or the “Company”), the leading provider of cloud-based software for K-12 education in North America, today announced financial results for its fourth quarter and full fiscal year ended December 31, 2022.

“We are excited to close out 2022 with these strong results, driven by consistent execution that delivered double-digit top line growth combined with expanding profit margins. With fourth quarter Adjusted EBITDA growth of nearly 60%, free cash flow growth of nearly 200%, and our NRR rate once again expanding meaningfully, we are pleased with the continued progress against our growth strategies,” said Hardeep Gulati, PowerSchool CEO. “With the success we are seeing with our recently launched data-driven solutions, our innovation engine continues to prove its ability to create meaningful new mission critical products that enable teachers, schools, and their districts to do more with less and accelerate student life success, which will enable our continued growth in 2023 and beyond.”

Fourth Quarter 2022 Financial Results

•Total revenue was $161.1 million for the three months ended December 31, 2022, up 10% year-over-year.
•Subscriptions and Support revenue was $141.6 million, up 10% year-over-year.
•Gross Profit was $94.5 million, representing 59% of total revenue, and Adjusted Gross Profit* was $112.0 million, representing 70% of total revenue.
•Adjusted EBITDA* was $52.8 million, up 59% year-over-year and representing 33% of total revenue.
•Net loss was $3.2 million, representing negative 2% of total revenue, and non-GAAP net income* was $53.3 million, up 90% year-over-year a representing 33% of total revenue.
•Net loss per diluted share was $0.02 on 199.4 million shares outstanding. Non-GAAP net income per diluted share* increased 93% year-over-year to $0.27 on 200.7 million shares outstanding.
•Net cash provided by operating activities was $42.2 million, up 109% year-over-year, and free cash flow* was $33.2 million, up 182% year-over-year.
•Annual Recurring Revenue (ARR)* was $596.2 million, up 11% year-over-year, and Net Revenue Retention Rate* was 109.1%.

Full Year 2022 Financial Results

•Total revenue was $630.7 million for the year ended December 31, 2022, up 13% year-over-year.
•Subscriptions and Support revenue was $543.4 million, up 14% year-over-year.
•Gross Profit was $358.3 million, representing 57% of total revenue, and Adjusted Gross Profit* was $429.3 million, representing 68% of total revenue.
•Adjusted EBITDA* was $196.4 million, up 22% year-over-year and representing 31% of total revenue.
•Net loss was $27.7 million, representing negative 4% of total revenue, and non-GAAP net income* was $169.2 million, up 36% year-over-year and representing 27% of total revenue.
•Net loss per diluted share was $0.13 on 198.6 million shares outstanding. Non-GAAP net income per diluted share* increased 35% year-over-year to $0.85 on 198.8 million shares outstanding.
•Net cash provided by operating activities was $149.0 million, representing 24% of total revenue, and free cash flow* was $103.9 million, representing 16% of total revenue.

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights

•Growing and Deepening Customer Relationships: Broadened customer base by over 800 during 2022 to finish with over 15,000 total customers as of December, while expanding wallet-share with existing customers through a go-to-market strategy that resulted in nearly 1,500 cross-sell transactions in 2022. Notable wins during the fourth quarter included a major State Department of Education customer adding Unified InsightsTM to their PowerSchool solution set and one of the largest school districts in the U.S. adding both Unified InsightsTM and the Connected Intelligence DaaS product to their existing suite of six PowerSchool products.
•Product Innovation: Introduced two new data-driven personalized learning modules as part of the PowerSchool Unified Classroom® product suite: LearningNav and ContentNav. LearningNav is an intelligent AI-based tool that provides automated and adaptive learning pathways for students, while ContentNav is a repository of pre-approved learning content that supports LearningNav’s recommendations for instruction, combining to create a highly effective solution that simplifies and optimizes teachers’ ability to instruct successfully.
•International Expansion: Announced plans to open its first Middle East & Africa (MEA) Office in Dubai, United Arab Emirates (UAE) in the Spring of 2023. Employees in this office will regionalize, sell, and support PowerSchool products for new and existing customers in the MEA region, as well as support PowerSchool’s expanding opportunities in surrounding markets.
•Awards & Recognition: Received several awards, including:
◦Two 2023 Top Ed Tech Products of the Year awards from District Administration and the Future of Education Technology® Conference (FETC), with its Unified Insights™ MTSS product recognized as a winner in the Management Systems Technology category and its Unified Classroom® Naviance recognized as a winner in the Upskilling & Credential Technology category.
◦Two 2022 New Product Awards from THE Journal for its Unified Classroom® Curriculum and Instruction and Unified Insights™ MTSS products.
◦Named a winner in the 2023 Business Intelligence Group (BIG) Innovation Awards, which acknowledges organizations whose culture, products, and people consistently deliver innovations for their community and customers.
•Leadership: Added new Chief Customer Officer Paul Brook, who brings 25+ of experience in developing and managing world-class customer success, services, and support organizations for global software companies including most recently HashiCorp, as well as New Relic, Spigit, SuccessFactors, and Oracle.

Commenting on the Company’s financial results, Eric Shander, PowerSchool President and CFO, added, “Our teams performed extremely well in the quarter and for the year. These 2022 results substantially exceeded our original targets, driven by product selling success, operational management, and consistent execution in our highly durable K-12 education markets. Even with the success we saw in 2022, we expect to see further expansion in our operating leverage over the long term as we scale globally with our customers.”

Financial Outlook

The Company currently expects the following results:
First quarter ending March 31, 2023 (in millions)

Total revenue	$158	to	$160
Adjusted EBITDA *	$47	to	$49

Year ending December 31, 2023 (in millions)

Total revenue	$688	to	$694
Adjusted EBITDA *	$222	to	$227

* Adjusted EBITDA, a non-GAAP financial measure was not reconciled to net income (loss), the most closely comparable GAAP financial measure because net income (loss) is not accessible on a forward-looking basis. The Company is unable to reconcile Adjusted EBITDA to net loss without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on net income (loss). The foregoing financial outlook reflects the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call Details

PowerSchool will host a conference call to discuss the fourth quarter and full year 2022 financial results on February 22, 2023, at 2:00 p.m. Pacific Time. Those wishing to participate via webcast should access the call through PowerSchool’s Investor Relations website (https://investors.powerschool.com/events-and-presentations/default.aspx). An archived webcast will be made available shortly after the conference call ends.

Those wishing to participate via telephone may dial 1-877-407-0792 (USA) or 1-201-689-8263 (International) by referencing conference ID 13735790. The telephone replay will be available from 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time) on February 22, 2023, through March 1, 2023, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and referencing the replay passcode 13735790.

About PowerSchool

PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education in North America. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments, and analytics in one unified platform. PowerSchool supports over 50 million students globally and more than 15,000 customers, including over 90 of the top 100 districts by student enrollment in the United States, and sells solutions in over 90 countries. Visit www.powerschool.com to learn more.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities Exchange Commission (“SEC”). Copies of such filing may be obtained from the Company or the SEC.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs, and the sales mix for recurring and non-recurring revenue. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Revenue Retention Rate (“NRR”)

We believe that our ability to retain and grow recurring revenues from our existing customers over time strengthens the stability and predictability of our revenue base and is reflective of the value we deliver to them through upselling and cross selling our solution portfolio. We assess our performance in this area using a metric we refer to as Net Revenue Retention Rate (“NRR”). For the purposes of calculating NRR, we exclude from our calculation of NRR any changes in ARR attributable to Intersect customers, as this product is sold through our channel partnership with EAB Global, Inc. and is pursuant to annual revenue minimums, therefore the business will not be managed based on NRR. We calculate our dollar-based NRR as of the end of a reporting period as follows:

•Denominator. We measure ARR as of the last day of the prior year comparative reporting period.

•Numerator. We measure ARR from renewed and new sale opportunities booked as of the last day of the current reporting period from customers with associated ARR as of the last day of the prior year comparative reporting period.

The quotient obtained from this calculation is our dollar-based net revenue retention rate. Our NRR provides insight into the impact on current year recurring revenues of expanding adoption of our solutions by our existing customers during the current period. Our NRR is subject to adjustments for acquisitions, consolidations, spin-offs and other market activity.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for analytical and supplemental informational purposes only, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, share-based compensation expense and the related employer payroll tax, restructuring and acquisition-related expenses, amortization of acquired intangible assets and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, share-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Non-GAAP Net Income (loss), Non-GAAP Cost of Revenue and Operating Expenses and Adjusted EBITDA: Non-GAAP Net Income (loss), Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss), GAAP cost of revenue, and GAAP operating expenses, as applicable. We define Non-GAAP Net Income (loss) as net income (loss) adjusted for depreciation and amortization, share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expenses. We define Non-GAAP Cost of Revenue and Operating Expenses as their respective GAAP measures adjusted for share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expense. We define Adjusted EBITDA as net income (loss) adjusted for all of the above items, net interest expense, and provision for (benefit from) income tax. We use Non-GAAP Net Income, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Non-GAAP Net Income and Adjusted EBITDA facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.

Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash provided by operating activities less, cash used for purchases of property and equipment, and capitalized product development costs. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.
These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Subscriptions and support	141,574	128,170	$543,444	$477,296
Service	15,288	14,442	70,402	61,976
License and other	4,204	3,483	16,837	19,326
Total revenue	161,066	146,095	630,683	558,598
Cost of revenue:
Subscriptions and support	37,070	38,160	151,374	135,963
Service	13,442	13,832	59,027	51,803
License and other	904	836	3,694	2,384
Depreciation and amortization	15,183	13,014	58,252	50,708
Total cost of revenue	66,599	65,842	272,347	240,858
Gross profit	94,467	80,253	358,336	317,740
Operating expenses:
Research and development	26,970	27,866	107,498	92,740
Selling, general, and administrative	45,221	45,907	178,337	149,167
Acquisition costs	—	1,225	2,630	7,299
Depreciation and amortization	15,917	16,002	63,967	62,818
Total operating expenses	88,108	91,000	352,432	312,024
Income (loss) from operations	6,359	(10,747)	5,904	5,716
Interest expense—net	13,090	7,519	40,013	58,935
Change in Tax Receivable Agreement liability	10,130	—	7,788	—
Loss on extinguishment of debt	—	—	—	12,905
Other (income) expenses—net	(6)	(10)	(1,341)	(644)
Loss before income taxes	(16,855)	(18,256)	(40,556)	(65,480)
Income tax expense	(13,610)	(2,380)	(12,815)	(22,415)
Net loss	$(3,245)	$(15,876)	$(27,741)	$(43,065)
Less: Net loss attributable to non-controlling interest	(1,625)	(3,544)	(6,954)	(9,296)
Net loss attributable to PowerSchool Holdings, Inc.	(1,620)	(12,332)	(20,787)	(33,769)
Net loss attributable to PowerSchool Holdings, Inc. Class A common stock:
Basic	(1,620)	(12,332)	(20,787)	(33,769)
Diluted	(3,063)	(12,332)	(26,807)	(33,769)
Net loss attributable to PowerSchool Holdings, Inc. per share of Class A common stock, basic	$(0.01)	$(0.08)	$(0.13)	$(0.21)
Net loss attributable to PowerSchool Holdings, Inc. per share of Class A common stock, diluted	$(0.02)	$(0.08)	$(0.13)	$(0.21)
Weighted average shares of Class A common stock:
Basic	159,485,931	157,996,637	158,664,189	157,576,056
Diluted	199,414,403	157,996,637	198,592,661	157,576,056
Other comprehensive income (loss):
Foreign currency translation	(160)	114	(1,903)	(554)
Change in unrealized loss on investments	(3)	—	(3)	—
Total other comprehensive income (loss)	(163)	114	(1,906)	(554)
Less: comprehensive loss attributable to non-controlling interest	$(33)	$80	$(382)	$(55)
Comprehensive loss attributable to PowerSchool Holdings, Inc.	$(1,750)	$(12,298)	$(22,311)	$(34,268)

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	December 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$137,471	$86,479
Accounts receivable—net of allowance of $4,712 and $4,964 respectively	54,296	48,403
Prepaid expenses and other current assets	36,886	38,423
Total current assets	228,653	173,305
Property and equipment - net	6,173	15,676
Operating lease right-of-use assets	8,877	—
Capitalized product development costs - net	100,861	80,611
Goodwill	2,487,007	2,454,692
Intangible assets - net	722,147	804,909
Other assets	29,677	27,489
Total assets	$3,583,395	$3,556,682
Liabilities and Stockholders'/Members’ Equity
Current Liabilities:
Accounts payable	$5,878	$12,449
Accrued expenses	84,270	71,167
Operating lease liabilities, current	5,263	—
Deferred revenue, current	310,536	294,276
Current portion of long-term debt	7,750	7,750
Total current liabilities	413,697	385,642
Noncurrent Liabilities:
Other liabilities	2,099	7,423
Operating lease liabilities—net of current	8,053	—
Deferred taxes	281,314	295,959
Tax Receivable Agreement liability	410,361	404,394
Deferred revenue—net of current	5,303	6,881
Long-term debt, net	728,624	733,425
Total liabilities	1,849,451	1,833,724
Stockholders'/Members’ Equity:
Class A common stock, $0.0001 par value per share, 500,000,000 shares authorized, 159,596,001 and 158,034,497 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.	16	16
Class B common stock, $0.0001 par value per share, 300,000,000 shares authorized, 39,928,472 and 39,928,472 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.	4	4
Additional paid-in capital	1,438,019	1,399,967
Accumulated other comprehensive loss	(2,122)	(216)
Accumulated deficit	(187,250)	(165,026)
Total stockholders'/members’ equity attributable to PowerSchool Holdings, Inc.	1,248,667	1,234,745
Non-controlling interest	485,277	488,213
Total stockholders'/members’ equity	1,733,944	1,722,958
Total liabilities and stockholders'/members' equity	$3,583,395	$3,556,682

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(3,245)	$(15,876)	$(27,741)	$(43,065)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on extinguishment of debt	—	—	—	12,905
Depreciation and amortization	31,100	28,982	122,219	113,479
Share-based compensation	12,166	11,682	50,267	25,137
Write off of right-of-use assets and disposal of property and equipment	240	70	8,837	97
Change in fair value of acquisition-related contingent consideration	700	—	(4,886)	—
Other	9,483	1,888	10,699	10,216
Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	46,676	36,281	(5,975)	7,299
Prepaid expenses and other current assets	30	3,233	1,664	(1,099)
Other assets	(1,266)	93	(2,792)	(1,576)
Accounts payable	(431)	4,259	(6,052)	2,265
Accrued expenses	10,459	2,135	9,938	3,381
Other liabilities	3,942	(78)	(4,348)	(271)
Deferred taxes	(14,762)	(3,458)	(15,269)	(24,864)
Deferred revenue	(52,865)	(48,995)	12,448	39,199
Net cash provided by operating activities	42,227	20,216	149,009	143,103
Cash flows from investing activities:
Purchases of property and equipment	(808)	(766)	(3,651)	(3,988)
Proceeds from sale of property and equipment	—	—	—	—
Investment in capitalized product development costs	(8,175)	(7,641)	(41,460)	(35,920)
Acquisitions—net of cash acquired	13	(14,362)	(31,143)	(333,593)
Payment of acquisition-related contingent consideration	—	—	(1,392)	—
Net cash used in investing activities	(8,970)	(22,769)	(77,646)	(373,501)
Cash flows from financing activities:
Taxes paid related to the net share settlement of equity awards	(2,363)	—	(11,187)	—
Proceeds from Revolving Credit Agreement	—	—	70,000	55,000
Proceeds from Bridge Loan	—	—	—	315,200
Repayment of Bridge Loan	—	—	—	(320,000)
Repayment of Second Lien Debt	—	—	—	(365,000)
Repayment of Revolving Credit Agreement	—	—	(70,000)	(95,000)
Repayment of Incremental Facility	—	—	—	(68,775)
Repayment of First Lien Debt	(1,938)	(1,938)	(7,750)	(7,750)
Payments for repurchase of management incentive units	—	—	—	(448)
Payments of deferred offering costs	—	—	(295)	(11,753)
Payment of debt issuance costs	—	—	—	(2,823)
Repayment of capital leases	—	—	—	(27)
Proceeds from initial public offering	—	—	—	766,075
Net cash (used in) provided by financing activities	(4,301)	(1,938)	(19,232)	264,699
Effect of foreign exchange rate changes on cash	$(358)	$(43)	$(1,141)	$(556)
Net increase in cash, cash equivalents, and restricted cash	28,598	(4,534)	50,990	33,745
Cash, cash equivalents, and restricted cash—Beginning of period	109,383	91,525	86,991	53,246
Cash, cash equivalents, and restricted cash—End of period	$137,981	$86,991	$137,981	$86,991

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of Gross profit to Adjusted gross profit

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021

Gross profit	$94,467	$80,253	$358,336	$317,740
Depreciation	253	449	1,056	1,771
Share-based compensation (1)	2,099	2,070	8,557	3,556
Restructuring (2)	155	712	3,480	3,097
Acquisition-related expense (3)	105	107	663	591
Amortization	14,930	12,565	57,196	48,939
Adjusted Gross Profit	$112,009	$96,156	$429,288	$375,694
Gross Profit Margin (4)	58.7%	54.9%	56.8%	56.9%
Adjusted Gross Profit Margin (5)	69.5%	65.8%	68.1%	67.3%

(1) Refers to expenses flowing through gross profit associated with share-based compensation.
(2)    Refers to expenses flowing through gross profit related to migration of customers from legacy to core products, and severance expense related to offshoring activities and executive departures.
(3)    Refers to expenses flowing through gross profit incurred to execute and integrate acquisitions, including retention awards and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of Net loss to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021

Net loss	$(3,245)	$(15,876)	$(27,741)	$(43,065)
Add:
Amortization	30,035	27,451	117,444	107,013
Depreciation	1,065	1,564	4,775	6,514
Interest expense - net (1)	13,090	7,519	40,013	58,928
Income tax benefit	(13,610)	(2,380)	(12,815)	(22,415)
Share-based compensation	12,360	11,670	50,219	25,125
Management fees (2)	128	39	390	654
Restructuring (3)	607	1,271	12,312	4,847
Acquisition-related expense (4)	2,236	1,988	4,005	10,650
Loss on extinguishment of debt	—	—	—	12,905
Change in Tax Receivable Agreement liability (5)	10,130	—	7,788	—
Adjusted EBITDA	$52,796	$33,246	$196,390	$161,156

Net loss margin	(2.0)%	(10.9)%	(4.4)%	(7.7)%
Adjusted EBITDA Margin (6)	32.8%	22.8%	31.1%	28.9%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.

(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to the COVID-19 pandemic.
(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved, Inc. ("Kinvolved") and Chalk.com Education ULC ("Chalk"). These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(5)    Refers to impact of the remeasurement of the Tax Receivable Agreement liability.
(6)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net loss to Non-GAAP Net Income

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021

Net loss	$(3,245)	$(15,876)	$(27,741)	$(43,065)
Add:
Amortization	30,035	27,451	117,444	107,013
Depreciation	1,065	1,564	4,775	6,514
Share-based compensation	12,360	11,670	50,219	25,125
Management fees (1)	128	39	390	654
Restructuring (2)	607	1,271	12,312	4,847
Acquisition-related expense (3)	2,236	1,988	4,005	10,650
Loss on extinguishment of debt	—	—	—	12,905
Change in Tax Receivable Agreement liability (4)	10,130	—	7,788	—
Non-GAAP Net Income	53,316	28,107	169,193	124,643

Weighted-average Class A common stock used in computing GAAP net loss per share, basic	159,485,931	157,996,637	158,664,189	157,576,056
Weighted-average Class A common stock used in computing GAAP net loss per share, diluted	199,414,403	157,996,637	198,592,661	157,576,056

Weighted-average shares Class A common stock used in computing Non-GAAP net income, basic	159,485,931	157,996,637	158,664,189	157,576,056
Dilutive impact of LLC Units	39,928,472	39,928,472	39,928,472	39,928,472
Dilutive impact of Restricted Shares and RSUs	1,282,178	1,165,111	225,386	1,097,951
Weighted-average shares Class A common stock used in computing Non-GAAP net income per share - diluted	200,696,581	199,090,220	198,818,047	198,602,479

GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic	$(0.01)	$(0.08)	$(0.13)	$(0.21)
Non-GAAP net income attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic	$0.33	$0.18	$1.07	$0.79
GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - diluted	$(0.02)	$(0.08)	$(0.13)	$(0.21)
Non-GAAP net income attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - diluted	$0.27	$0.14	$0.85	$0.63

(1)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.
(2)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to the COVID-19 pandemic.
(3)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved and Chalk. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(4)    Refers to impact of the remeasurement of the Tax Receivable Agreement liability.

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Operating Expenses

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021

GAAP Cost of Revenue - Subscription and Support	$37,070	$38,160	$151,374	$135,963
Less:
Share-based compensation	1,439	1,061	5,102	1,634
Restructuring	18	1	106	113
Acquisition-related expense	30	55	438	414
Non-GAAP Cost of Revenue - Subscription and Support	35,583	37,043	145,728	133,802

GAAP Cost of Revenue - Services	$13,442	$13,832	$59,027	$51,803
Less:
Share-based compensation	660	1,011	3,454	1,922
Restructuring	138	712	3,374	2,984
Acquisition-related expense	75	52	225	177
Non-GAAP Cost of Revenue - Services	12,569	12,057	51,974	46,720

GAAP Research & Development	$26,970	$27,866	$107,498	$92,740
Less:
Share-based compensation	3,277	2,835	13,114	5,198
Restructuring	395	1	659	685
Acquisition-related expense	1,075	323	3,221	1,004
Non-GAAP Research & Development	22,223	24,707	90,504	85,853

GAAP Selling, General and Administrative	$45,221	$45,907	$178,337	$149,167
Less:
Share-based compensation	6,984	6,764	28,548	16,371
Management fees	128	39	390	653
Restructuring	57	557	8,173	1,065
Acquisition-related expense	1,056	334	(2,509)	1,756
Non-GAAP Selling, General and Administrative	36,996	38,213	143,735	129,322

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$42,227	$20,216	$149,009	$143,103
Purchases of property and equipment	(808)	(766)	(3,651)	(3,988)
Capitalized product development costs	(8,175)	(7,641)	(41,460)	(35,920)
Free Cash Flow	$33,244	$11,809	$103,898	$103,195
Add:
Cash paid for interest on outstanding debt	4,247	6,664	28,948	51,438
Unlevered Free Cash Flow	$37,491	$18,473	$132,846	$154,633

© PowerSchool. PowerSchool and other PowerSchool marks are trademarks of PowerSchool Holdings, Inc., or its subsidiaries. Other names and brands may be claimed as the property of others.

PWSC-F

Investor Contact:
Shane Harrison
investor.relations@PowerSchool.com
855-707-5100

Media Contact:
Beth Keebler
publicrelations@powerschool.com
503-702-4230

Source: PowerSchool Holdings, Inc.